UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 6, 2014

                         Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

            1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

                             (303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Whiting Petroleum Corporation (the “Company”) held its annual meeting of stockholders on May 6, 2014 (the “Annual Meeting”). Of the 120,624,003 shares outstanding as of the record date for the Annual Meeting, 106,115,201 shares (approximately 88%) were present or represented by proxy at the Annual Meeting. The items voted on at the Annual Meeting and the results of the voting on the matters submitted to the stockholders were as follows:

1.

Election of directors for terms expiring at the 2017 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the following nominees for director was elected at the Annual Meeting.

	Shares Voted
Name of Nominee	For	Withheld	Broker Non- Vote

D. Sherwin Artus	92,197,447	3,930,104	9,987,650
Phillip E. Doty	94,096,693	2,030,858	9,987,650

2.	Approval, by advisory vote, of the compensation of the Company’s named executive officers as disclosed in its 2014 proxy statement.

Shares Voted
For	Against	Abstain	Broker Non- Vote
40,223,821	55,461,112	442,618	9,987,650

3.	Ratification of appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2014.

Shares Voted
For	Against	Abstain	Broker Non- Vote
102,522,349	3,040,380	552,472	0

Item 8.01.	Other Events.

The Company’s Board of Directors and Compensation Committee intend to revise compensation programs at the Company in the next several months, including replacing the Production Participation Plan adopted in 1983 with a more traditional salary, bonus and stock grant program, based upon the analysis and recommendations of its compensation consultant. The Compensation Committee has determined there will be no award contributed to the Production Participation Plan in 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: May 9, 2014	By:	/s/ James J. Volker
James J. Volker
Chairman and Chief Executive Officer